Exhibit 10.24

Supplementary Agreement
Of Medicine Research and Development Agreement
Party A: Shaanxi Jiali Pharmaceuticals Co., Ltd

Party B: Shaanxi Research Institution of Chinese Traditional Medicines
Address: Xi’an
Date：April 3, 2010

Under the principle of equality and voluntariness, according to the Medicine Research and Development Agreement signed in December of 2007，both Party A and Party B come to an agreement with the following items:

Article 1  The Content and Process of the Technology Cooperation

Party B has completed the research and development of 5 new Pediatric medicines：Xiaoer Fuxiening Grunules, Xiaoer Kechuanling Granule, Xiaoer Digesting Tablet, Xiaoer Kangganjiedu Grannules, and Xiaoer Jianpibuxue Granules. Also, Party B has assisted Party A in filing the declaration material to the State Food and Drug Administration, but the declaration material hasn’t been approved currently yet.

Article 2  Risks and Responsibilities

The State Food and Drug Administration will undertake administrative review and approval for the new medicines, and finally allow the company to produce and sell. Despite the fact of the stricter review and longer approval time, the most important factor of successful approval is the property of the drug and the integrity of the R&D material and declaration material.

If the treatment effect of new medicines is good and there is complete R & D data and declaration material as support, the State Food and Drug Administration must approve such medicines.

National policies and regulations may be adjusted with the development, but R&D of new medicines will not be restrained.
Since 2007, Our Company has cooperated with Shaanxi Research Institution of Chinese Traditional Medicines on this project. In accordance with the above factors of the new medicine approval and the time value of the fund the company paid, and in an equal and voluntary basis, both two sides reach the following terms:

1. If new medicines cannot receive the approval from the SFDA under the pure reasons of Party A’s failure to provide the R & D funds for unforeseen reasons such as changes in Party A’s economic conditions, Party A shall bear all the responsibilities (including liability for breach of contract with the exception of additional agreement by them) and Party B does not return fees paid.

2. If new medicines cannot receive the approval from the SFDA due to reasons such as the nature of R & D medicines, the incompleteness of R & D material and the declaration materials provided, Party B shall bear all the responsibilities and returns prepaid fees to Party A..

Article 3  Other Issues

1.The Supplementary Agreement has the same legal validity with the original Agreement
2.In case of any other matters, both parties should negotiate friendly
3.The agreement is in 4 duplicate, each party has 2.
4.The agreement will come into force after being signed and sealed by both parties.

Party A:	Party B:

Shaanxi Jiali Pharmaceuticals Co., Ltd	Shaanxi Research Institution of
Chinese Traditional Medicines

/s/	/s/
Signature:	Signature
Contact Number:	Contact Number
Date:	Date:

Supplementary Agreement of Medicine Research and Development Agreement